SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 24, 2007

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2007, John Fuller, Chief Financial Officer of Rubio's Restaurants, Inc. (the “Company”), announced his resignation from the Company to be effective on May 18, 2007. Mr. Fuller announced that he accepted a position as Chief Financial Officer of JC Resorts, a privately-owned hospitality company located in San Diego, California. Mr. Fuller’s resignation did not result from any disagreement with the Company.

Mr. Fuller will continue to serve as Chief Financial Officer of the Company until May 18, 2007, and assist the Company to file its earnings release and quarterly report for the first quarter of 2007. During the transition, Mr. Fuller will continue to work closely with Dan Pittard, President and Chief Executive Officer of the Company, to ensure that his duties as Chief Financial Officer are discharged to the highest standards.

The Company has retained a national executive search firm to assist in the search for Mr. Fuller’s replacement. The Company’s Board of Directors appointed the Company’s current Controller, Frank Henigman, to serve as its acting Chief Financial Officer, effective on May 19, 2007. Mr. Henigman, age 44, has been with the Company for one year. Reporting to Mr. Henigman during this period will be the Company’s Controller, Finance and Investor Relations organizations. Mr. Henigman will report directly to Mr. Pittard. Mr. Henigman has no family relationship with any director, executive officer or other person who appointed him as the acting Chief Financial Officer.

Prior to joining the Company, Mr. Henigman served as Director of Accounting and Risk Control for Sumitomo Corporation of America/Pacific Summit Energy LLC located in Newport Beach, California from January 2005 to April 2006. At Sumitomo, Mr. Henigman was responsible for the accounting and reporting functions, risk management and control, contracts administration and credit control for Sumitomo’s North American energy marketing and trading firm. Prior to Sumitomo, Mr. Henigman served as Director of Finance at Shell Trading Gas & Power Co. from 1998 to 2004, where his responsibilities included the accounting and contract administration functions for a region with over a billion dollars in annual revenue. He also directed the regional financial forecasting and budgeting process from annual strategic planning through monthly reporting and analysis of financial performance and budget variances. Mr. Henigman has a Masters of Business Administration, Finance, Magna Cum Laude, from University of Southern California and a Bachelors of Science, Business Administration, Marketing, Cum Laude, from California State University, Northridge. Mr. Henigman has earned the designation as a Certified Management Accountant (CMA), a globally recognized certification for managerial accounting and finance professionals.

The Company does not have a written employment agreement with Mr. Henigman. His salary will be $13,500 per month for each month he serves as acting Chief Financial Officer. Mr. Henigman will continue to be eligible to participate in the Company’s short-term and long-term incentive programs and its severance program, which provides for up to six months of base salary if his employment is terminated involuntarily.

On April 26, 2007, the Company issued a press release announcing Mr. Fuller’s resignation, effective May 18, 2007, and Mr. Henigman’s appointment as acting Chief Financial Officer, effective May 19, 2007. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	99.1	Press release dated April 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUBIO’S RESTAURANTS, INC.

Dated: April 26, 2007	By:	/s/ Daniel E. Pittard
Daniel E. Pittard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 26, 2007.